UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2013 (November 18, 2013)

OM GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12515	52-1736882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Public Square, 1500 Key Tower, Cleveland, Ohio	44114-1221
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 781-0083

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2013, the Board of Directors of OM Group, Inc. appointed Carl R. Christenson to the Board. Mr. Christenson’s term begins January 1, 2014, and he will serve with the class of directors that stands for re-election in 2015. Mr. Christenson has not been appointed to serve on any committees of the Board at this time.

Upon commencement of Mr. Christenson’s term, the Company intends to enter into an indemnification agreement with him, which will be in the same form as the indemnification agreement between the Company and its other directors and named executive officers. That form of indemnification agreement was described in, and filed as an exhibit to, the Form 8-K filed by the Company on January 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC.

Date: November 22, 2013	By:	/s/ Valerie Gentile Sachs
		Name:	Valerie Gentile Sachs
		Title:	Vice President, General Counsel and Secretary